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              EXHIBIT 21:    SUBSIDIARIES OF WILLIAMS-SONOMA, INC.
                     AS OF FISCAL YEAR END FEBRUARY 2, 1997


              Subsidiary Name                  State/Date of Incorporation


              Williams-Sonoma Stores, Inc.     California, October 29, 1984


              Gardener's Eden, Inc.            California, October 29, 1984


              The Pottery Barn East, Inc.      California, August 18, 1986


              Hold Everything, Inc.            California, September 30, 1986


              Chambers Catalog Company, Inc.   California, February 1, 1995